UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

Medalist Diversified REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1051 E. Cary Street Suite 601 James Center Three Richmond, VA, 23219
(Address of principal executive offices)

(804) 344-4435
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR
8.0% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	Nasdaq Capital Market	MDRRP

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 8, 2021, Medalist Diversified REIT, Inc., a Maryland corporation (the “Company”), its operating partnership, Medalist Diversified Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with Kingswood Capital Markets, a division of Benchmark Investments Inc., as the underwriter (the “Underwriter”), relating to the firm-commitment underwritten public offering of 8,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a public offering price of $1.50 per share (the “Offering”).  The Company also granted the Underwriter an option for a period of 45 days to purchase up to an additional 1,200,000 shares of common stock to cover over-allotments, if any, at the public offering price, less the underwriting discount.  The Offering closed on April 13, 2021.

The Offering is being made pursuant to the Company’s Registration Statement on Form S-11 (File No. 333-254504), as the same may be amended, previously filed with and declared effective by the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company.  It also provides for customary indemnification by each of the Company, the Operating Partnership and the Underwriter for losses or damages arising out of or in connection with the Offering.  In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer of the Company entered into an agreement with the Underwriter not to sell, transfer or otherwise dispose of securities of the Company for one hundred eighty (180) days after the closing of the Offering, subject to certain exceptions.

The Underwriter will receive discounts and commissions of seven percent (7%) of the gross cash proceeds received by the Company from the sale of the Shares in the Offering, in addition to $85,000 from the Company for accountable expenses including legal fees. The Company expects to receive approximately $10.92 million, or approximately $12.59 million if the Underwriter exercises its option to purchase additional shares in full, in net proceeds from the Offering after deducting the underwriting discount and estimated offering expenses payable by the Company.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of April 8, 2021, by and among Medalist Diversified REIT, Inc., Medalist Diversified Holdings, L.P. and Kingswood Capital Markets, a division of Benchmark Investments Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED REIT, INC.

Dated: April 13, 2021	By:	/s/ Thomas E. Messier
Thomas E. Messier
Chief Executive Officer, Chairman of the Board, Treasurer and Secretary